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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of HCP, Inc. and in the related Prospectus and Prospectus Supplements of our reports dated February 11, 2008, with respect to the consolidated financial statements and schedules (Schedule II: Valuation and Qualifying Accounts and Schedule III: Real Estate and Accumulated Depreciation) of HCP, Inc. and the effectiveness of internal control over financial reporting of HCP, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

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  Form S-8, File No. 33-28483, related to the Stock Incentive Plan, Amended Stock Incentive Plan and Directors Stock Incentive Plan;

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  Form S-8, File No. 333-90353, related to the American Health Properties, Inc. 1994 Stock Incentive Plan, American Health Properties, Inc. Nonqualifed Stock Option Plan For Nonemployee Directors, American Health Properties, Inc. 1990 Stock Incentive Plan and American Health Properties, Inc. 1988 Stock Option Plan;

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  Form S-8, File No. 333-54786, related to the Amended Stock Incentive Plan, Second Amended and Restated Stock Incentive Plan and Second Amended and Restated Directors Stock Incentive Plan;

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  Form S-8, File No. 333-54784, related to the 2000 Stock Incentive Plan;

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  Forms S-8 and S-8/A, File No. 333-108838, related to the Health Care Property Investors, Inc. 2000 Stock Incentive Plan;

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  Form S-8, File No. 333-135679, related to the Health Care Property Investors, Inc. 2006 Performance Incentive Plan;

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  Form S-3, File No. 333-99067, related to the registration of 738,923 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

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  Form S-3, File No. 333-99063, related to the registration of 160,026 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

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  Form S-3, File No. 333-95487, related to the registration of 593,247 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

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  Form S-3, File No. 333-111174, related to the $1.5 billion shelf offering for common stock, preferred stock, debt securities and rights;

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  Form S-3, File No. 333-110939, related to the registration of 5,000,000 shares of common stock under the Health Care Property Investors, Inc. Dividend Reinvestment and Stock Purchase Plan;

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  Forms S-3 and S-3/A, File No. 333-86654, related to the $975 million shelf offering for common stock, preferred stock, debt securities and rights;

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  Form S-3, File No. 333-122456, related to the registration of 554,890 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

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  Form S-3, File No. 333-119469, related to the registration of 2,129,078 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Tennessee, LLC;

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  Form S-3, File No. 333-124922, related to the registration of 53,602 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

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  Form S-3, File No. 333-136344, related to the registration of 699,454 shares of common stock to be issued upon conversion of non-managing member units in HCP DR California, LLC;

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  Form S-3, File No. 333-137225, related to the unlimited shelf registration of common stock, preferred stock, depository shares, debt securities, warrants or other rights, stock purchase contracts and units;

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  Form S-3, File No. 333-148899, related to the registration of 4,246,857 shares of common stock to be issued upon conversion of non-managing membership interests in HCP DR MCD, LLC;

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  Forms S-4 and S-4/A, File No. 333-135569, related to the registration of 22,852,537 shares of common stock to be issued in the merger of CNL Retirement Properties, Inc. with and into Ocean Acquisition 1, Inc., a wholly-owned subsidiary of Health Care Property Investors, Inc.

Irvine, California
February 11, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm